Exhibit 10.3
VIATRIS INC.
NON-EMPLOYEE DIRECTOR DEFERRAL ELECTION
I.    Overview
If you would like to defer payment of your cash retainer or settlement of any restricted stock units (“RSUs”) that may be paid or granted to you by Viatris Inc. (the “Company”) in calendar year         , please complete and return this deferral form (the “Election Form”) to     , no later than      .
Permitted Deferral Dates. If you elect to defer receipt of your cash retainer, the cash amount otherwise payable to you will be deemed invested in Viatris shares in the form of deferred stock units (“DSUs”). If you elect to defer receipt of your RSUs, you will be electing to defer the settlement of the RSUs beyond their otherwise applicable vesting date.
You may elect to defer settlement of the DSUs and RSUs to the earliest of the following dates (such earliest date, the “Distribution Date”):
(A)    the date of your “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) — i.e., the date on which you cease to be a Non-Employee Director for any reason;
(B)    A fixed payment date;
(C)    the date of your death or “disability” within the meaning of Section 409A of the Code; and
(D)    the date of a Change in Control of the Company within the meaning of Section 409A of the Code (the “Change in Control Date”).
Deadline for Making Deferral Election. If you make a deferral election, it will become irrevocable on     . If you do not return a properly completed Election Form on or prior to     , then any cash retainer or RSUs that are granted to you in connection with the Company’s calendar year will not be deferred and the underlying cash will be paid quarterly and shares of Company common stock (“Shares”) will be settled as provided under the applicable RSU award agreement. In future years, this deferral deadline will be December 31 prior to the applicable year. You should be aware that once a deferral election is made with respect to cash retainers and RSUs, it is not possible to alter the timing of the settlement except in extremely limited circumstances.
II.    Deferral Election for Cash Retainers

I hereby elect to defer 100% of any cash retainers payable to me past the otherwise- applicable payment date and until the earliest to occur of the following dates: (please check none, one or two of the boxes below and provide the requested information as applicable)
The following date:      .
The date on which I cease to be a Non-Employee Director for any reason pursuant to a “separation from service” within the meaning of Section 409A of the Code.
The date of your death or Disability and the Change in Control Date are automatic settlement events. Upon a Distribution Date (which includes any event you select in the boxes above), your DSUs will be settled in a single lump-sum.
In the event that a deferral election would result in the deferral of a number of DSUs that is not a whole number, the election shall be automatically rounded up to the nearest whole number of shares.
Deferral of any cash retainers granted to you in future calendar years will require completion of a new Election Form.
III.    Deferral Election for     RSUs
I hereby elect to defer 100% of any RSUs that may be granted to me by Viatris, Inc. in past the otherwise-applicable payment or vesting date and until the earliest to occur of the following dates: (please check none, one or two of the boxes below and provide the requested information as applicable)
The following date:     (please provide a date that is more than one year and a day following the grant date of the RSUs).
The date on which I cease to be a Non-Employee Director for any reason pursuant to a “separation from service” within the meaning of Section 409A of the Code.
The date of your death or Disability and the Change in Control Date are automatic settlement events under your award agreement. Upon a Distribution Date (which includes any event you select in the boxes above), your RSUs will be settled in a single lump-sum.
In the event that a deferral election would result in the deferral of a number of RSUs that is not a whole number, the election shall be automatically rounded up to the nearest whole number of shares.
Deferral of any RSUs granted to you in future calendar years will require completion of a new Election Form.
IV.    Deferred Accounts

A deferred RSU or DSU account (a “Deferral Account”) shall be established and maintained for each Non-Employee Director who has completed and submitted this Election Form in accordance with the terms and conditions set forth herein, subject to the following rules:
(A)    An RSU or DSU account shall be credited to the applicable Non-Employee Director’s Deferral Account. The RSUs shall remain subject to vesting and shall be subject to forfeiture in accordance with the award agreement governing the RSUs and any award shall be forfeited if the vesting requirement is not satisfied prior to the Distribution Date.
(B)    Any dividend equivalents relating to RSUs or DSUs shall also be deferred and credited to the Deferral Account, and shall be settled at the same time as the RSUs or DSUs to which such dividend equivalents relate.
(C)    The number of RSUs or DSUs and any related dividend equivalents shall be appropriately and equitably adjusted to reflect any change in the outstanding shares in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares.
(D)    Non-Employee Directors who elect to defer RSUs or elect DSUs shall have no rights as shareholders of the Company (i.e., voting rights and rights to dividends) with respect to RSUs or DSUs (dividends will accumulate in additional RSUs or DSUs).
(E)    The Deferral Account balance attributable to DSUs shall be settled within 30 days following the Distribution Date.
(F)    If the number of Shares (including any attributable to the value of any related dividend equivalents) deliverable with respect to the DSUs includes a fractional share it shall be automatically rounded up to the nearest whole number of shares.
V.    Additional Terms
The deferred awards and any related dividend equivalents shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Each Deferral Account shall be unfunded for tax purposes and no provision shall be made at any time with respect to segregating assets of the Company for settlement of the awards and any related dividend equivalents. The obligation of the Company to make settlements pursuant to this Election Form constitutes an unsecured but legally enforceable promise of the Company to make such settlements.
This Election Form is intended to comply with section 409A of the Code. Any deferral election that is inconsistent with section 409A of the Code shall not be effective.

Attached to this Election Form is a written designation of the beneficiary or beneficiaries to whom settlement of the aggregate value of the RSUs and DSUs and any related dividend equivalents shall be made in the event of your death. Beneficiary designations shall become effective only when received by the Company. If no beneficiary designation form is on file with the Company on the date of your death, or if no beneficiary is living on the Distribution Date, the RSUs and DSUs and any related dividend equivalents shall be distributed to the representative of your estate. Settlement to your designated beneficiary shall be made in accordance with the provisions of this Election Form and the award agreement governing your RSUs and DSUs.
VI.    Director Signature
I understand that, as of     , the deferral elections that I have made on this Election Form shall be irrevocable and shall apply to all of the cash retainers and RSUs to be paid or granted to me during .
I understand that the amounts deferred shall generally be taxable as ordinary income in the year when settled.
I certify that the foregoing elections are not being made in reliance upon any financial or tax advice given by the Company. I understand that I should consult my own tax advisor as to the tax consequences of my deferral election.
By signing this Election Form, I hereby authorize implementation of the above instructions.
By:
Printed Name:

Viatris Inc.
NON-EMPLOYEE DIRECTOR DEFERRED RESTRICTED STOCK UNIT
DESIGNATION OF BENEFICIARY
(Please type or print)

Name of Non- Employee Director
Social Security No.	Marital Status:	__ Single __ Married
I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts noted below, and I hereby designate the following person(s) or entity/entities to receive, upon my death, any amounts due to be settled by Viatris, Inc. pursuant to my Restricted Stock Unit Deferral Election Form:

Primary Beneficiary or Beneficiaries:

Name:	Share:	%
Relationship:	Birth Date:
Address and Phone Number:	SS #

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:	Share:	%
Relationship:	Birth Date:
Address and Phone Number:	SS #
If none of my primary or contingent beneficiaries survive me, any such accounts shall be settled to my estate.

General Instructions for trusts or charities designated as beneficiaries. If you are designating a trust as the beneficiary, please include the name of the trust, the name, address and phone number of the trustee, the Federal tax I.D. number of the trust, if available (in the “Social Security number” box), and in the “Relationship” box, write “Trustee”. If you are naming a charity, provide the name of the person to whom correspondence regarding the benefit may be addressed, the name, address, phone number and the Federal tax I.D. number of the charity (if available).

Date: Non-Employee
Director’s Signature: